SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               CHEMFIRST INC.
           (Exact name of registrant as specified in its charter)

           Mississippi                                 64-0679456
     (State of incorporation                       (I.R.S. Employer
        or organization)                          Identification No.)

           700 North Street
            P.O. Box 1249                             39215-1249
         Jackson, Mississippi                         (Zip Code)
        (Address of principal
          executive offices)

     Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class          Name of Each Exchange on Which
           to be so Registered          Each Class is to be Registered
               Common Stock             New York Stock Exchange, Inc.
     Preferred Stock Purchase Rights


     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

     ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGIS-
               TERED.

               The description of the Common Stock, par value $1.00 per share, included under the caption "Description of ChemFirst Capital Stock" in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-15789) filed with the Securities and Exchange Commission ("Commission") on November 18, 1996 (the "Registration Statement") is incorporated herein by reference.

               The description of the Preferred Stock Purchase Rights included under the caption "Description of ChemFirst Capital


     Stock -- Shareholder Rights Plan" in the Registration Statement is incorporated herein by reference.

     ITEM 2.   EXHIBITS.

               In accordance with Instruction II to Form 8-A under the Securities Exchange Act of 1934, as amended, the following exhibits are being filed solely with the New York Stock Exchange:

          -- Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-15789) filed with the Commission on November 18, 1996 ("Registration Statement")

          --   Amended and Restated Articles of Incorporation of
               ChemFirst Inc. (filed as Exhibit 3.1 to the Registra-tion Statement)

          -- By-laws of ChemFirst Inc. (filed as Exhibit 3.2 to the Registration Statement)

          -- Rights Agreement dated as of October 30, 1996 by and between ChemFirst Inc. and KeyCorp Shareholder Servic-es, Inc., as Rights Agent (including form of ChemFirst Inc. Rights Certificate included as Exhibit A) (filed as Exhibit 4 to the Registration Statement)

          --   Form of ChemFirst Inc. Common Stock Certificate



                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CHEMFIRST INC.

                                        By:  /s/ R. M. Summerford
                                        Name:     R. M. Summerford
                                        Title:    Vice President and
                                                  Chief Financial
                                                  Officer

     Date:  December 5, 1996